Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Community Financial Corporation (the "Company") that the quarterly report of the Company on Form 10-Q for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: February 12, 2008	/s/ P. Douglas Richard
P. Douglas Richard President and Chief Executive Officer

/s/ R. Jerry Giles
R. Jerry Giles Chief Financial Officer (Duly Authorized Officer)